EXHIBIT 99.1

Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com

Investor Relations Contact:

Rod Cooper (831.439.2371)

rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER 2006 RESULTS

- Year-over-year revenue increases 16% , net income grows 20%

and shipments rise 18% to record 29.4 million units

SCOTTS VALLEY, CA – April 18, 2006 - Seagate Technology (NYSE: STX) today reported quarterly revenue of $2.3 billion, net income of $274 million, and diluted earnings per share of $0.53 for the quarter ended March 31, 2006. Included in these results are an expense of $21 million for non-cash stock based compensation and a $7 million one-time investment gain. These results compare to revenue of $1.97 billion, net income of $229 million and diluted earnings per share of $0.45 in the year-ago quarter. The year-ago results did not reflect costs associated with non-cash stock based compensation.

For the nine months ended March 31, 2006, Seagate reported revenue of $6.7 billion, net income of $833 million and diluted earnings per share of $1.63. This compares to revenue of $5.4 billion, net income of $427 million and diluted earnings per share of $0.85 for the nine-month period ended April 1, 2005.

“I’m pleased to report yet another quarter of strong operational and financial results. Seagate enjoyed significant year-over-year unit and revenue growth, fueled by continued robust demand for our products across all markets, particularly in notebook and consumer electronics applications,” said Bill Watkins, Seagate president and chief executive officer. “Our strong sales of 2.5-inch disc drives during the quarter propelled us to number two in market share in under three years participation in this space. We also just announced the industry’s first enterprise drive based on perpendicular recording, allowing us to now deliver the benefits of drives based on perpendicular technology to three of the key markets we serve: consumer, enterprise and mobile computing.

Seagate Technology Reports Fiscal Third Quarter 2006 Results

“Overall, we are seeing more consumers and applications than ever before creating, using and sharing digital content. There is also a rapidly growing trend to make that content available on-demand, replacing physical distribution with digital distribution and placing Seagate hard drives squarely at the center of a growing global phenomenon. This growth and diversity in content use and delivery has had a positive impact across all storage markets, and contributed to the fact that 30% of our revenue in the March quarter came from sales outside of markets associated with PC microprocessor shipments; that’s nearly double the amount from just two years ago. Going forward, we see profound, ongoing opportunities for storage and believe Seagate is uniquely positioned to leverage these opportunities and to strengthen our position as the global storage leader.”

Consumer Electronics Products

Seagate experienced strong growth in the consumer electronics (CE) market in the March quarter, shipping 4.7 million drives, an increase of 12% from the year-ago quarter and 33% sequentially. Shipments into DVR applications grew over 100% year-over-year to 2.5 million units, while shipments into the gaming market increased 39% over the same period.

Mobile Computing Products

Demand for Seagate products in the mobile computing market reached record levels as the company shipped 3.8 million disc drives, representing an increase of 112% from the year-ago quarter and 30% sequentially. Seagate grew overall share in this space for the 7th consecutive quarter. During the quarter, Seagate began volume shipments of its industry-leading 160GB 2.5-inch disc drive utilizing perpendicular recording technology. Given Seagate’s growing strength in the high-capacity portion of this market, the company’s shipments of capacity points at 80GB and greater grew sequentially 26%. Also during the quarter, industry average capacity in this space grew to over 60GB, while Seagate’s average capacity reached almost 70GB.

Enterprise Products

Seagate extended its leadership in the enterprise space during the quarter, shipping 3.5 million units. Seagate has now expanded its industry-leading portfolio of enterprise drives with the industry’s first enterprise disc drive utilizing perpendicular recording technology. The 15,000 RPM, 300GB, Cheetah 15K.5, delivers 30% better performance over previous versions and doubles the capacity of any 15,000 RPM drive on the market. The new drive will be in qualification at several OEMs this quarter.

Seagate Technology Reports Fiscal Third Quarter 2006 Results

Desktop Products

Seagate continued its leadership in the desktop storage space during the quarter by shipping 17.5 million desktop drives, an increase of 12% from the year-ago quarter. Channel sales for Seagate desktop products remained healthy throughout the quarter and Seagate exited the quarter with under five weeks of distribution channel inventory.

Pricing

The average selling price for all Seagate products, on a blended basis, decreased approximately $2.00 from the December quarter. In aggregate, price decreases on a “like for like” product basis during the March quarter were typical for a March quarter and in line with the company’s expectations at the beginning of the quarter.

Business Outlook

The following outlook for the June quarter and fiscal year 2006 reflects only the financial results of Seagate Technology and does not include any financial results for Maxtor. If the proposed acquisition of Maxtor is closed during the June quarter, the reported results for the quarter will include the financial results of Maxtor from the date of closure through the end of the quarter and transaction related financial impacts.

For the June quarter, Seagate expects to report revenue of $2.1-2.25 billion, and diluted earnings per share of $0.46-0.49, excluding expenses associated with non-cash stock based compensation. Non-cash stock based compensation is expected to be approximately $23 million or $0.04 per share, equating to GAAP earnings per share of $0.42-0.45.

For fiscal year 2006, Seagate expects to report earnings per share in the range of $2.21-$2.24, excluding expenses associated with non-cash stock based compensation. Non-cash stock based compensation is expected to be approximately $80 million or $0.16 per share, equating to GAAP earnings per share of $2.05-$2.08.

Dividend

The company has declared a quarterly cash distribution of $0.08 per share to be paid on or before May 19, 2006 to all common shareholders of record as of May 5, 2006.

Seagate Technology Reports Fiscal Third Quarter 2006 Results

Conference Call

Seagate will hold a conference call to review the fiscal second quarter results at 2:30 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA: (877) 223-6202

International: (706) 679-3742

Replay

A replay will be available beginning April 18 at 5 p.m. Pacific Time through April 25 at 8:59 p.m. Pacific Time. The replay can be accessed from www.seagate.com/newsinfo/invest or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 6170234

For more information please visit: http://www.seagate.com/newsinfo/invest/financial_info

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disc drives, providing products for a wide-range of Enterprise, Desktop, Mobile Computing, and Consumer Electronics applications. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to future financial performance, price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives; dependence on the company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality its current and new disc drive products; the adverse impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products; the impact of the announced agreement for the company to acquire Maxtor Corporation on current customer demand during the period prior to a closing of the transaction; the impact of the actual closing of the acquisition of Maxtor, if and when it occurs, on the company’s financial results, including without limitation expected charges associated with restructuring, purchase accounting and other related transaction costs; the possibility that the company’s pending acquisition of Maxtor may not be consummated on a timely basis or at all; and the

Seagate Technology Reports Fiscal Third Quarter 2006 Results

possibility that the combination of Seagate and Maxtor will not provide the anticipated benefits to the combined company. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 1, 2005; in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on February 3, 2006; and in the Company’s Registration Statement on Form S-4, as originally filed with the U.S. Securities and Exchange Commission on March 14, 2006 and as amended on April 13, 2006. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

IMPORTANT ADDITIONAL INFORMATION

This press release is being made in respect of the proposed transaction involving Seagate and Maxtor. In connection with the proposed transaction, Seagate filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, which is being mailed to stockholders of Seagate and Maxtor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Seagate and Maxtor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders can obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC from Seagate by directing a request to Seagate Technology, 920 Disc Drive, P.O. Box 66360, Scotts Valley, California 95067, Attention: Investor Relations (telephone: (831) 439-5337) or going to Seagate’s corporate website at www.Seagate.com, or from Maxtor by directing a request to Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, Attention: VP of Investor Relations (telephone: 408-894-5000) or going to Maxtor’s corporate website at www.Maxtor.com.

Seagate and Maxtor, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Seagate’s directors and executive officers is contained in Seagate’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005, its proxy statement dated October 7, 2005 and its Current Report on Form 8-K dated December 22, 2005, which are filed with the SEC. Information regarding Maxtor’s directors and executive officers is contained in Maxtor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its definitive proxy statement dated April 14, 2006, which are filed with the SEC. Additional information regarding the interests of such potential participants are included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC.

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Seagate Technology Reports Fiscal Third Quarter 2006 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 31, 2006	July 1, 2005 (a)
ASSETS
Cash and cash equivalents	$1,035	$746
Short-term investments	1,005	1,090
Accounts receivable, net	1,152	1,094
Inventories	549	431
Other current assets	171	141

Total Current Assets	3,912	3,502

Property, equipment and leasehold improvements, net	1,717	1,529
Other non-current assets	348	213

Total Assets	$5,977	$5,244

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,182	$1,108
Accrued employee compensation	286	266
Accrued expenses	424	356
Accrued income taxes	48	46

Current portion of long-term debt	—	4

Total Current Liabilities	1,940	1,780

Other non-current liabilities	194	187
Long-term debt, less current portion	400	736

Total Liabilities	2,534	2,703

Shareholders’ Equity	3,443	2,541

Total Liabilities and Shareholders’ Equity	$5,977	$5,244

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of July 1, 2005.

Seagate Technology Reports Fiscal Third Quarter 2006 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
Revenue	$2,289	$1,969	$6,677	$5,374

Cost of revenue	1,733	1,492	4,995	4,241
Product development	195	164	573	474
Marketing and administrative	108	78	303	219
Restructuring, net	—	(2)	4	(1)

Total operating expenses	2,036	1,732	5,875	4,933

Income from operations	253	237	802	441

Interest income	19	10	48	23
Interest expense	(7)	(13)	(31)	(35)
Other, net	12	3	22	12

Other income (expense), net	24	—	39	—

Income before income taxes	277	237	841	441
Provision for income taxes	3	8	8	14

Net income	$274	$229	$833	$427

Net income per share:
Basic	$0.56	$0.49	$1.72	$0.92
Diluted	0.53	0.45	1.63	0.85
Number of shares used in per share calculations:
Basic	489	472	483	466
Diluted	521	507	511	500

Seagate Technology Reports Fiscal Third Quarter 2006 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	March 31, 2006	April 1, 2005
OPERATING ACTIVITIES
Net income	$833	$427
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	436	345
Stock-based compensation	57	2
Tax benefit from stock options	(14)	—
Other non-cash operating activities, net	(13)	13
Changes in operating assets and liabilities:
Current assets and liabilities	49	96
Non-current assets and liabilities	(53)	45

Net cash provided by operating activities	1,295	928

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(606)	(384)
Purchases of short-term investments	(2,627)	(3,381)
Maturities and sales of short-term investments	2,724	3,164
Acquisitions, net of cash acquired	(28)	—
Other investing activities, net	(134)	(24)

Net cash used in investing activities	(671)	(625)

FINANCING ACTIVITIES
Repayment of long-term debt	(340)	(1)
Issuance of common shares for employee stock plans	106	80
Dividends to shareholders	(115)	(84)
Tax benefit from stock options	14	—

Net cash used in financing activities	(335)	(5)

Increase in cash and cash equivalents	289	298
Cash and cash equivalents at the beginning of the period	746	422

Cash and cash equivalents at the end of the period	$1,035	$720

Seagate Technology Reports Fiscal Third Quarter 2006 Results

SEAGATE TECHNOLOGY

FINANCIAL HIGHLIGHTS

	Q3 FY06	Q2 FY06	Q3 FY05	Change from Prior		Percentage Change
				Year	Quarter	Prior Yr	Prior Qtr
Units Shipped (000)
Enterprise	3,510	3,538	3,440	70	(28)	2%	-1%
Desktop	17,480	18,852	15,540	1,940	(1,372)	12%	-7%
Mobile	3,770	2,900	1,770	2,000	870	112%	30%
Consumer Electronics	4,690	3,530	4,190	500	1,160	12%	33%

	29,450	28,820	24,940	4,510	630	18%	2%

Total Revenue ($M)	$2,289	$2,300	$1,969	$320	$(11)	16%	0%

Average Selling Price	$78	$80	$79	$(1)	(2)	-2%	-3%

Gross Margin %	24.3%	25.7%	24.2%

Channel Mix
OEM	73%	71%	70%
Distribution	24%	26%	28%
Retail	3%	3%	2%

Geographic Mix
North America	31%	29%	30%
Europe	26%	30%	28%
Asia Pacific	43%	41%	42%

Inventory Metrics ($M)
Raw Material/WIP	$240	$203	$196	$44	$37	22%	18%
Finished Goods	$309	$302	$216	$93	$7	43%	2%

Total Inventory	$549	$505	$412	$137	$44	33%	9%

Inventory Turns	12.6	13.5	14.5	(1.9)	(0.9)

Channel Inventory - Desktop
Weeks on Hand	4.8	3.8	3.9	0.9	1.0

Cash Related Information ($M)
Cash Flow from Operations	$527	$562	$433	$94	$(35)	22%	-6%
Capital Investments	$253	$184	$199	$54	$69	27%	38%
Depreciation & Amort	$150	$147	$113	$37	$3	33%	2%
Days Sales Outstanding	46	43	46	—	3	0%	7%